Exhibit 10.3

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”), dated as of May 5, 2008, is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), NAUTILUS, INC., a Washington corporation (“US Borrower”), NAUTILUS INTERNATIONAL S.A., a Swiss private share company (“Swiss Borrower”, and together with US Borrower, collectively, “Borrowers”).

RECITALS

A. Borrowers, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of January 16, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. US Borrower has informed Agent and the Lenders that it intends to repurchase up to $10,000,000 of US Borrower’s outstanding capital stock as recently approved by the Board of Directors of US Borrower (the “Stock Repurchase”).

C. Borrowers, Agent and the Lenders now wish to amend the Loan Agreement and consent to the Stock Repurchase (as defined below) on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Availability Block” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Availability Block: a block in an amount equal to the Real Estate Formula Amount.”

(b) The definition of “EBITDA” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated before (in each case, to the extent included in determining net income and to the extent incurred or attributable during the applicable measurement period) (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense, (iv) gains or losses arising from the sale of capital assets, (v) gains arising from the write-up of assets, and (vi) any extraordinary gains, (vii) fees incurred by Borrowers in connection with entering into this Agreement and the Loan Documents in an aggregate amount not to exceed $700,000, (viii) legal fees and expenses incurred by US Borrower during the fourth Fiscal Quarter of 2007 or the first Fiscal Quarter of 2008 in connection with the proxy dispute between US Borrower, its directors and Sherborne Investors, L.P. in an aggregate amount not to exceed $2,700,000, (ix) a write-down of Intellectual Property and associated goodwill taken on or before the last day of the first Fiscal Quarter of 2008 in connection with the Disclosed Sale in an amount not to exceed $15,500,000, (x) a non-cash inventory write-down taken on or before the last day of the fourth Fiscal Quarter of 2007 in an amount not to exceed $400,000, (xi) up to $600,000 in expenses (no more than $150,000 of which expenses shall be cash expenses) incurred during the first Fiscal Quarter of 2008 in connection with closure of Borrowers’ Australia direct operations, (xii) up to $1,000,000 in expenses incurred during the first or second Fiscal Quarter of 2008 in connection with closure of Borrowers’ Italy operations, (xiii) up to $1,000,000 in expenses (no more than $400,000 of which expenses shall be cash expenses) incurred during the first and second Fiscal Quarters of 2008 in connection with closure of Borrowers’ Bolingbrook, Illinois distribution center, (xiv) a non-cash write-off of up to $1,200,000 taken during the fourth Fiscal Quarter of 2007 in connection with the abandonment of the License with Lance Armstrong, (xv) a non-cash charge of up to $1,890,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ EV9.16 product line, (xvi) a non-cash charge of up to $300,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ fitness advisor product, (xvii) up to $3,000,000 in expenses actually incurred during the first and second Fiscal Quarters of 2008 in connection with Borrowers’ future employee reductions, (xviii) a non-cash charge of up to $1,100,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ TC9.16 product line, (xix) a non-cash warranty accrual taken during the fourth Fiscal Quarter of 2007 relating to discontinued items in an amount up to $1,000,000, (xx) a non-cash write-off of up to $3,000,000 taken during the fourth Fiscal Quarter of 2007 in connection with the abandonment or non-use of certain ICON patents; (xxi) an accrual taken in the first Fiscal Quarter of 2008 in connection with future warranty costs resulting from outsourcing of warranty processing in an amount up to $3,000,000; (xxii) a non-cash write-off in an amount not to exceed $19,400,000 taken during the fourth Fiscal Quarter of 2007 relating to costs and payments incurred in connection with the LandAmerica Acquisition; (xxiii) a warranty accrual taken during the fourth Fiscal Quarter of 2007 relating to the discontinued Treadclimber 9.16 line in an amount up to $12,000,000; and (xxiv) a payment in the amount of up to $8,000,000 made during the first or second Fiscal Quarter of 2008 as final settlement of the unconsummated LandAmerica Acquisition.”

(c) The definition of “Required Lenders” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

“Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments and Term Loans equal to or greater than 66% of the aggregate Revolver Commitments and Term Loans; and (b) if the Revolver Commitments have terminated, Loans equal to or greater than 66% of all outstanding Loans.”

2. Consent to Stock Repurchase. Agent and the Lenders hereby consent to the Stock Repurchase and agree that the Stock Repurchase shall not constitute a prohibited Distribution under the Loan Agreement so long as: (i) no Default or Event of Default exists at the time the Stock Repurchase is consummated or would occur as a result of the Stock Repurchase; and (ii) for the period of 30 days prior to the Stock Repurchase (or such lesser period from the date of the Disclosed Sale if the Stock Repurchase is consummated less than 30 days after the Disclosed Sale) Borrowers have maintained Excess Availability of not less than $25,000,000 and after giving effect to the Stock Repurchase Borrowers have Excess Availability of not less than $25,000,000.

3. Trigger Period Reset. Agent and the Lenders hereby agree that as of the effective date of this Amendment, no Trigger Period shall be deemed to be in effect under the Loan Agreement. Nothing contained in this Amendment shall affect the Loan Agreement provisions relating to Trigger Periods and cash dominion for all periods following the effective date of this Amendment.

4. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment and the Acknowledgment of Guarantor attached hereto fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Payment of Fees. Agent shall have received an amendment fee in the amount of $35,000, which fee is fully earned and due and payable in full on the effective date of this Amendment.

(c) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

(e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

5. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Loan Document to which such Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which such Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.14 of the Loan Agreement are hereby incorporated in this Amendment by reference.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

8. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

10. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

11. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

NAUTILUS, INC., a Washington corporation

By:
Name:
Title:

NAUTILUS INTERNATIONAL S.A., a Swiss private share company

By:
Name:
Title:

AGENT AND LENDERS

BANK OF AMERICA, N.A., as Agent and as sole Lender

By:
Name:
Title: